Exhibit 10.1

DATED	April 29, 2011

iGATE CORPORATION

as Grantor

and

WILMINGTON TRUST FSB

as Trustee

and

STANDARD CHARTERED BANK

as Escrow Agent

ESCROW AGREEMENT

CONTENTS

Clause		Page
1.	DEFINITIONS AND INTERPRETATION	1
2.	APPOINTMENT	4
3.	ESCROW AGENCY FEES AND CHARGES	5
4.	ESCROW ACCOUNT	5
5.	RELEASE OF ESCROW PROPERTY	7
6.	INSTRUCTIONS	8
7.	RESPONSIBILITY OF ESCROW AGENT	9
8.	REPRESENTATIONS AND WARRANTIES	11
9.	TERMINATION	13
10.	EXPENSES	13
11.	VALUE ADDED TAX	13
12.	TAXES	13
13.	SURVIVAL	14
14.	CONFIDENTIALITY	14
15.	RESIGNATION OF ESCROW AGENT	14
16.	NOTICES	15
17.	ASSIGNMENT	17
18.	PARTIAL INVALIDITY	17
19.	AMENDMENTS AND WAIVERS	17
20.	RIGHTS OF THIRD PARTIES	17
21.	COUNTERPARTS	17
22.	ENTIRE AGREEMENT	17
23.	THE TRUSTEE	18
24.	GOVERNING LAW AND JURISDICTION	18

SCHEDULE

1.	Form of Transfer Instruction	1
2.	Form of Acquisition Completion Certificate	3
3.	Form of Special Mandatory Redemption Certificate	4
4.	Authorized Signatories	7
5.	Conditions Precedent to the Effective date	8
6.	Form of Enforcement Notice	9

THIS AGREEMENT is dated April 29, 2011 (this “Agreement”)

AMONG:

(1)	iGATE Corporation, a corporation incorporated under the laws of the Commonwealth of Pennsylvania (the “Grantor”);

(2)	Wilmington Trust FSB, not in its individual capacity, but solely in its capacity as trustee under the indenture described below along with any successor trustee (the “Trustee”); and

(3)	Standard Chartered Bank, in its capacity as escrow agent (the “Escrow Agent”).

WHEREAS:

(1)	Pursuant to that certain indenture (the “Indenture”), dated as of April 29, 2011, among the Grantor, the guarantor named therein and the Trustee, the Grantor will issue US$770,000,000 in aggregate principal amount of its 9% Senior Notes due 2016 (the “Notes”). The Notes are being issued in a private placement (the “Offering”) pursuant to that certain purchase agreement (the “Purchase Agreement”), dated as of April 14, 2011, among the Grantor, the guarantor named therein and Jefferies & Company, Inc. and RBC Capital Markets, LLC (the “Initial Purchasers”), and in connection with the Offering, the Grantor prepared a preliminary offering memorandum, dated April 4, 2011 (the “Preliminary Offering Memorandum”), and an offering memorandum, dated April 14, 2011 (the “Offering Memorandum”).

(2)	As described under the caption “Use of Proceeds” of the Offering Memorandum, the Grantor intends to use the proceeds of the Offering to finance the acquisition (the “Acquisition”) of a majority stake of Patni Computer Systems Limited (“Patni”) and related transactions. As of the Issue Date, the Acquisition has not yet been consummated.

(3)	On May 3, 2011, the Trustee will deposit, or cause to be deposited, with the Escrow Agent, in the Escrow Account (as defined below) US$775,775,000 (the “Initial Deposit”), which amount will be sufficient to redeem the Notes at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, May 29, 2011.

(4)	The Grantor, the Trustee and the Escrow Agent hereby agree that, in consideration of the mutual promises and covenants contained herein, the Escrow Agent will open and operate the Escrow Account, hold in escrow and will distribute the Escrow Property (as defined below) in accordance with and subject to this Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Acquisition Completion Certificate” means an acquisition completion certificate substantially in the form of Schedule 2 (Form of Acquisition Completion Certificate) signed by an Authorized Signatory of the Grantor.

“Affiliate” means, in relation to a person:

(a)	its Subsidiary;

(b)	its Holding Company; or

(c)	any other Subsidiary of that Holding Company.

“Authority” means any government, quasi-government, administrative, regulatory or supervisory body or authority, court or tribunal.

“Authorized Signatory” means, in relation to each of the Grantor and the Trustee:

(a)	each person set out in Schedules 4-1 and 4-2 (Authorized Signatories) as the authorized signatory for that Party; or

(b)	any other person who is notified to the Escrow Agent in accordance with this Agreement.

“Banking Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in the City of New York and London.

“Control” and “Controlled” means:

(a)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(i)	cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of the company;

(ii)	appoint or remove all, or the majority, of the directors or other equivalent officers of the company; or

(iii)	give directions with respect to the operating and financial policies of the company with which the directors or other equivalent officers of the company are obliged to comply; or

(b)	the holding beneficially of more than 50% of the issued share capital of the company (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

“Effective Date” means the date on which the Escrow Agent has issued the notification referred to in Clause 2.1 (Appointment).

“Enforceable Order” means:

(a)	an order, judgment, decree, ruling, award or decision of arbitrators ordering the release of any part of the Escrow Property (as defined below); or

(b)	the decision of any other third party appointed by the Grantor and the Trustee to resolve any dispute in connection with the Escrow Property.

“Enforcement Notice” means a notice substantially in the form set out in Schedule 6 (Form of Enforcement Notice).

“Escrow Account” has the meaning set forth in Clause 4.1.

“Escrow Property” has the meaning set forth in Clause 4.4.

“Holding Company” means, in relation to a person, any other person in respect of which the first named person is a Subsidiary.

“Issue Date” means the date the Notes are issued.

“Legal Opinion” means a legal opinion satisfactory to the Escrow Agent to the effect that:

(a)	the Enforceable Order represents a final adjudication or award of the rights of the parties by a court of competent jurisdiction or arbitration tribunal; and

(b)	the time for appeal from that Enforceable Order has expired without an appeal having been made; or

(c)	the Enforceable Order has been validly made by a person appointed to do so by the Grantor and the Trustee in accordance with the terms of his appointment and is final and conclusive.

“Party” means a party to this Agreement.

“Special Mandatory Redemption Certificate” means a special mandatory redemption certificate substantially in the form of Schedule 3 (Form of Special Mandatory Redemption Certificate) signed by an Authorized Signatory of the Grantor and acknowledged by an Authorized Signatory of the Trustee.

“Subsidiary” means in relation to a person, any other person:

(a)	that is Controlled, directly or indirectly, by the first named person;

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first named person; or

(c)	that is a Subsidiary of another Subsidiary of the first named person.

“Tax” means any tax, levy, impost duty or other charge or withholding of a similar nature (including any related penalty or interest).

“Transfer Instruction” means a transfer instruction substantially in the form of Schedule 1 (Form of Transfer Instruction) signed by an Authorized Signatory of the Grantor and acknowledged by an Authorized Signatory of the Trustee.

1.2	Interpretation

(a)	Any reference in this Agreement to:

(i)	an “amendment” includes a supplement, variation, novation, restatement or re-enactment and “amended” will be construed accordingly;

(ii)	an “authorization” includes an authorization, consent, approval, resolution, licence, exemption, filing, registration or notarization;

(iii)	“know your customer requirements” are the identification checks that the Escrow Agent requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

(iv)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other Authority or organisation;

(v)	any statute or any section of any statute will be deemed to include reference to any statutory modification or re-enactment of it for the time being in force;

(vi)	a “person” includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality; and

(vii)	a currency is to the lawful currency for the time being of the relevant country.

(b)	A reference in this Agreement to this Agreement or any other document is a reference to this Agreement or document as amended, novated, supplemented, extended, replaced or restated.

(c)	The headings in this Agreement do not affect its interpretation.

(d)	Unless the context otherwise requires, a gender includes all other genders and words denoting the singular will include the plural and vice versa.

(e)	General words will not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

(f)	Clause and schedule headings are for ease of reference only and will be ignored in construing this Agreement.

(g)	References to clauses and schedules are to clauses of and schedules to this Agreement and references to this Agreement include its schedules.

(h)	Unless a contrary indication appears, a reference to a party or a person will be construed as including its and any subsequent successors in title, permitted transferees and permitted assigns, in each case in accordance with their respective interests.

2.	APPOINTMENT

2.1	Appointment

The Grantor hereby designates and appoints the Escrow Agent as escrow agent under and on the terms of this Agreement and the provisions of this Agreement shall take effect on and from the date that the Escrow Agent notifies to the Grantor that:

(a)	it has received all the documents and other evidence listed in Schedule 5 (Conditions Precedent to the Effective Date) in form and substance satisfactory to the Escrow Agent; and

(b)	it has opened the Escrow Account (as defined below).

2.2	Acceptance

The Escrow Agent accepts its designation and appointment as escrow agent pursuant to the terms of this Agreement.

3.	ESCROW AGENCY FEES AND CHARGES

3.1	Fees

The Grantor must pay to the Escrow Agent a set-up fee of US$20,000.00 payable within 10 days of the opening of the Escrow Account.

3.2	[Reserved]

3.3	Liability

The Grantor is solely liable for payment of any fees, expenses and other sums payable to the Escrow Agent pursuant to this Agreement. The Escrow Agent may debit any amounts due to it in respect of the operation of the Escrow Account from the Escrow Account and shall be entitled to retain that proportion of the Escrow Property equal to any unpaid fees and other charges due to the Escrow Agent under this Agreement until all such fees and charges have been paid in full. The Grantor shall replenish the Escrow Account for any amounts debited or retained by the Escrow Agent so that the Escrow Property is at least equal to the Initial Deposit.

4.	ESCROW ACCOUNT

4.1	Escrow Account

The Grantor requests and the Escrow Agent confirms that, subject to receipt of the documents and other evidence referred to in Schedule 5 (Conditions Precedent to the Effective Date), it shall open the following account (the “Escrow Account”), in the name of the Grantor:

Escrow Account details:

Correspondent Bank:

SWIFT Code:

Chips ABA Number:

Fedwire Routing No:

Beneficiary Bank:

SWIFT Code:

Beneficiary:

IBAN:

Account Number:

OBI:

4.2	Operation

The Escrow Account must be operated in accordance with the terms of this Agreement.

4.3	Credit Balance

The Escrow Account shall in no circumstances be overdrawn.

4.4	Escrow Property

(a)	The Initial Deposit will be credited to the Escrow Account by the Escrow Agent on receipt from the Trustee. The Initial Deposit and all funds hereafter credited to the Escrow Account, less any funds distributed or paid in accordance with this Agreement, are collectively referred to herein as “Escrow Property.”

(b)	All funds delivered to the Escrow Agent for crediting to the Escrow Account shall be promptly credited to the Escrow Account by the Escrow Agent. The Escrow Agent agrees not to enter into any control agreement or any other agreement relating to the Escrow Account or the Escrow Property with any third party.

(c)	It shall be a term and condition of the Escrow Account, notwithstanding any term or condition to the contrary in this Agreement or any other agreement relating to the Escrow Account, that no amount shall be paid or released from the Escrow Account to or for the account of, or withdrawn by or for the account of, the Grantor or any other person unless specifically provided for in this Agreement.

(d)	As security for the due and punctual payment when due of all amounts that may be payable from time to time under the Indenture and the Notes, now or hereafter arising, the Grantor shall enter into an English law bank account security deed (the “Account Security Deed”). The Grantor represents and warrants that the security interest of the Trustee arising pursuant to the Account Security Deed will at all times be valid, perfected and enforceable as a first-priority security interest by the Trustee against the Grantor and all third parties in accordance with the terms of the Account Security Deed. The aforementioned pledge, lien, assignment and security interest (first priory or otherwise) granted by the Grantor to the Trustee (for the ratable benefit of the holders of the Notes (the “Holders”)) over the Escrow Property shall nevertheless be subject to the prior payment of all amounts owing (including all fees, charges and expenses) by the Grantor to the Escrow Agent in relation to this Agreement.

(e)	This Agreement constitutes written notice to the Escrow Agent of the Trustee’s security interest arising pursuant to the Account Security Deed and the Escrow Agent hereby acknowledges notice of such security interest.

(f)	Notwithstanding anything to the contrary contained herein, neither the Trustee nor the Escrow Agent shall have any responsibility for the preparing, recording, filing, re-recording, or re-filing of any financing statement, continuation statement or other instrument in any public office.

(g)	Upon the release of any Escrow Property in accordance with Clause 5 (Release of Escrow Property) the security interest of the Trustee will terminate in accordance with the terms of the Account Security Deed and such Escrow Property will be delivered to the recipient free and clear of any and all liens, claims or encumbrances of any person, including, without limitation, the Trustee and the Holders but subject to any rights the Escrow Agent has with respect to any amounts owing to it pursuant to this Agreement.

4.5	Interest

Interest accrual on the Escrow Property shall be effective from the day the Escrow Property is deposited into the Escrow Account. Interest shall accrue at 0.14% per annum for the benefit of the Grantor provided the Initial Deposit stays in the Escrow Account for a minimum period of seven (7) days. If the Initial Deposit is released on or before seven (7) days of the date of its deposit into the Escrow Account, then standard rates would apply. Interest earned on the Escrow Property shall be calculated and paid in accordance with the Escrow Agent’s standard terms of business and will be credited to the Escrow Account.

5.	RELEASE OF ESCROW PROPERTY

5.1	Authorization to Release

(a)	Each of the Parties agrees that the Escrow Property shall not be released, in whole or in part, by the Escrow Agent from the Escrow Account unless such release is in accordance with (1) the terms of this Clause 5 (Release of Escrow Property) and Clause 6.2 (Call Back) or (2) the terms of an Enforceable Order; provided that an Enforceable Order must be accompanied by a Legal Opinion.

(b)	If the Escrow Agent shall have received (i) an Acquisition Completion Certificate (any such certificate to be copied to the Trustee), (ii) a Transfer Instruction and (iii) confirmation pursuant to Clause 6.2 (Call Back), then the Escrow Agent shall promptly release and transfer from the Escrow Account such amounts as set out in the Transfer Instruction; provided such Transfer Instruction is received by the Escrow Agent no later than 4:00 P.M. U.K. Time (11:00 A.M. New York Time) on the one Business Day before the time at which the payments are to be made.

(c)	If the Escrow Agent shall have received (i) a Special Mandatory Redemption Certificate (any such certificate to be copied to the Trustee), (ii) a Transfer Instruction and (iii) confirmation pursuant to Clause 6.2 (Call Back), then the Escrow Agent shall promptly release and transfer from the Escrow Account such amounts as set out in the Transfer Instruction; provided such Transfer Instruction is received by the Escrow Agent no later than 4:00 P.M. U.K. Time (11:00 A.M. New York Time) on the one Business Day before the time at which the payments are to be made.

5.2	Transfer Instruction

Subject to any applicable general legal principles, the Escrow Agent shall promptly comply with any notice or instructions delivered pursuant to Clause 5.1 (Authorization to Release), including any Transfer Instruction or the terms of an Enforceable Order. For the avoidance of doubt, the Escrow Agent shall only be obliged to make payments pursuant to a valid Transfer Instruction on a day that is a Banking Day.

5.3	Enforcement Event Under the Account Security Deed

Notwithstanding anything contained elsewhere in this Clause 5 (Release of Escrow Property), any or all of the amount of the Escrow Property shall not be released (other than to pay the Escrow Agent’s own fees, charges, costs and expenses incurred pursuant to this Agreement) if (prior to such release) an Enforcement Notice is served on the Escrow Agent by an Authorised Signatory of the Trustee in accordance with the terms of the Account Security Deed, whereupon the Escrow Agent shall, pursuant to the Enforcement Notice, either (i) hold the Escrow Property to the order of the Trustee in accordance with the Account Security Deed until directed otherwise in writing by the Authorised Signatory of the Trustee or by an Enforceable Order or (ii) upon confirmation pursuant to Clause 6.2 (Call Back), release and transfer the Escrow Property from the Escrow Account to the Trustee in accordance with the Enforcement Notice, provided, in the case of clause (ii), such Enforcement Notice is received by the Escrow Agent no later than 4:00 P.M. U.K. Time (11:00 A.M. New York Time) on the one Business Day before the time at which the payments are to be made.

6.	INSTRUCTIONS

6.1	Payments

(a)	Subject to there being sufficient sums in the Escrow Account, a request to make a Transfer Instruction (the “Instruction”) must be:

(i)	sent by fax;

(ii)	in accordance with Schedule 1 (Form of Transfer Instruction); and

(iii)	signed by an Authorized Signatory of the Grantor and acknowledged by an Authorized Signatory of the Trustee.

(b)	The Escrow Agent shall incur no liability to either the Grantor or the Trustee as a consequence of making or not making the payments referred to in a Transfer Instruction in accordance with this Agreement.

6.2	Call Back

Upon receipt of the Transfer Instruction, the Escrow Agent shall seek confirmation of the same by telephone from one of the Authorized Signatories of each of the Grantor and the Trustee, and in the case of the Grantor, other than the Authorized Signatory that provided the Instruction, on the evening immediately preceding the date on which the payments will be made pursuant to the Transfer Instruction.

Upon receipt of the Enforcement Notice, the Escrow Agent shall seek confirmation of the same by telephone from one of the Authorized Signatories of the Trustee within one Business Day or on the evening immediately preceding the date on which the payments will be made pursuant to the Enforcement Notice, as the case may be, and provide notice in writing of the receipt of such Enforcement Notice to the Grantor within one Business Day.

6.3	Other Instructions

If the Grantor and the Trustee agree that instructions (other than a Transfer Instruction) in relation to the Escrow Account may be given to the Escrow Agent by letter or fax (or in any other way) and the Escrow Agent agrees to accept instructions given in that form, the Escrow Agent may make payments accordingly.

6.4	Change of Authorized Signatories

(a)	Subject to the approval of the Escrow Agent, each of the Grantor and the Trustee may at any time replace one or more of its Authorized Signatories.

(b)	Any change under paragraph (a) above will not take effect until the Escrow Agent actually receives:

(i)	a written notice from the relevant Party providing, in relation to each replacement Authorized Signatory, the details specified in Schedule 4 (Authorized Signatories);

(ii)	a board resolution, incumbency certificate or other documentation of the relevant Party satisfactory to the Escrow Agent conferring the necessary authority on the replacement Authorized Signatory, which must be provided in accordance with the terms of this Agreement; and

(iii)	any documentation or other evidence that is reasonably requested by the Escrow Agent to enable the Escrow Agent to carry out and be satisfied with the results of all applicable know your customer requirements.

7.	RESPONSIBILITY OF ESCROW AGENT

7.1	Responsibility

(a)	The Escrow Agent has only those duties expressly set out in this Agreement.

(b)	The Escrow Agent is not bound by (and will be deemed not to have notice of) the provisions of any agreement between the Grantor and the Trustee except this Agreement and any Transfer Instruction and any implied duties or obligations of the Escrow Agent are excluded to the fullest extent permitted by law.

(c)	The Escrow Agent shall not be under any duty or obligation to exercise any greater degree of care in respect of moneys standing to the credit of the Escrow Account than it gives to its own similar property. For the avoidance of doubt, credit is deposited with, and held by, the Escrow Agent as banker.

(d)	The Escrow Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained in this Agreement or in any document issued by the Grantor or the Trustee.

(e)	The Escrow Agent is under no duty or obligation to:

(i)	ensure that any funds withdrawn from the Escrow Account are actually applied for the purpose for which they are withdrawn;

(ii)	ensure that any Transfer Instruction or other instruction, direction or notice by the Grantor and/or the Trustee is accurate, correct or duly authorized, other than as set forth in Clause 6.2; or

(iii)	verify or ascertain whether the Grantor and/or the Trustee have fulfilled their obligations under this Agreement or any other agreements relating to the Escrow Account or any moneys in the Escrow Account, other than this Agreement.

7.2	Reliance

The Escrow Agent may:

(a)	rely on any Enforceable Order, notice, document or other written instrument delivered to it under this Agreement without being required to determine the legality, validity, effectiveness, adequacy, completeness or enforceability of that notice or document, provided that an Enforceable Order is accompanied by a Legal Opinion;

(b)	rely on any Transfer Instruction or other instruction, direction, notice instrument or signature believed by it to be genuine; provided, in the case of Transfer Instruction, a confirmation of the same is obtained as set forth in Clause 6.2;

(c)	assume that any person purporting to give any direction, make any statement or execute any document in connection with this Agreement has been duly authorized to do so and that such direction, statement and/or document are accurate and correct;

(d)	engage, pay and rely on counsel or professional advisers selected by it in relation to any matter arising from this Agreement (and is not liable for any action taken or not taken in accordance with the advice of those professional advisers); and

(e)	if requested and authorized, but not obliged, by an Authorized Signatory, to accept and act in accordance with any notice, instruction, confirmation or other communication other than a Transfer Instruction subject to Clause 7.5 (Refusal to Act), which may be, or purport to be, given by letter or fax on behalf of the Grantor or the Trustee by any one of the Authorized Signatories without enquiry on the part of the Escrow Agent as to the authority or identity of such person.

7.3	Exclusion of Liability

(a)	The Escrow Agent is not liable to any person for any action taken or not taken by it under or in connection with this Agreement, (including any losses, damages, claims liabilities, costs (including but not limited to legal costs) and any other expense of any kind) unless directly caused by its gross negligence or wilful misconduct.

(b)	In addition, the Escrow Agent is not liable to either the Grantor or the Trustee for any consequential loss or damage whether in contract, tort or otherwise (including but not limited to, loss of business goodwill opportunity or project) even if advised of the possibility of such loss or damage.

(c)	The liability of the Escrow Agent under this Agreement shall be limited to an amount equal to the Escrow Property.

(d)	The Escrow Agent will not be liable for any failure or delay in acting upon any communication by reason of any cause beyond the Escrow Agent’s control, including (without limitation) any breakdown or failure of transmission, or where such transmission is corrupted, lost, delayed or incomplete, in any way or form, and for any reason.

7.4	Indemnity

(a)	The Grantor shall reimburse and indemnify the Escrow Agent (and its directors, officers, agents and employees) on demand for any cost, claim, action, proceeding, demand, damages, loss or liability (including, but not limited to legal fees and disbursements) arising out of or in connection with this Agreement, unless caused by the Escrow Agent’s gross negligence or wilful misconduct.

(b)	The Grantor acknowledges its approval for any losses incurred under paragraph (a) above which may be sustained as a result of the risks to which the Internet or the relevant electronic transmission may be subjected.

(c)	The Escrow Agent shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or the exercise of any right, power or authority under this Agreement.

7.5	Refusal to Act

(a)	The Escrow Agent shall not be obliged to make any payment under any Transfer Instruction or otherwise to act on any request or instruction notified to it under this Agreement:

(i)	if, in the Escrow Agent’s reasonable opinion, it conflicts with any provision of this Agreement or otherwise does not comply with the requirements of this Agreement;

(ii)	in the event of any disagreement between the Grantor and the Trustee resulting in conflicting claims or demands being made in connection with the Escrow Property;

(iii)	in the event that the Escrow Agent in good faith is in doubt as to what action it should take under this Agreement; or

(iv)	in the event that the amount or amounts that the Escrow Agent is required to pay from the Escrow Account exceeds the Escrow Property.

(b)	If the Escrow Agent refuses to make any payment or otherwise to act on any request or instruction given to it under this Agreement, it must, as soon as reasonably practicable, notify the Grantor and the Trustee in writing of the decision not to act and thereafter its sole obligation shall be to retain the Escrow Property until directed otherwise in writing by the Authorized Signatories of the Grantor and the Trustee or by an Enforceable Order.

7.6	No Trust

This Agreement shall not be deemed to create a trust or fiduciary relationship between the Parties. The Escrow Agent acts in the capacity of agent or banker only and is acting in a purely administrative capacity.

7.7	Force Majeure

The Escrow Agent shall not be required to perform any of its obligations under this Agreement if it is prevented from so doing by the occurrence of any event due to any cause beyond its reasonable control or if such performance would result in the Escrow Agent or its immediate or ultimate Holding Company being in breach of any law, regulation, ordinance, rule, directive, judgment, order or decree (collectively, the “Rules”) binding on the Escrow Agent or its property or on its immediate or ultimate Holding Company. The Escrow Agent may act or refrain from acting under this Agreement and may do anything that (in its reasonable opinion after consultation with counsel) is necessary to comply with such Rules. The Escrow Agent may use (and its performance will be subject to the rules of) any communications, clearing or payment systems, intermediary bank or other system.

7.8	Other Business

The Escrow Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Grantor and/or the Trustee.

8.	REPRESENTATIONS AND WARRANTIES

8.1	Representations and Warranties of the Grantor

The Grantor represents and warrants to the Escrow Agent and the Trustee as follows for the duration of the Agreement:

(a)	it is corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

(b)	it has the power to enter into and perform, and has taken all necessary action to authorize the entry into and performance of, this Agreement and the transactions contemplated by this Agreement;

(c)	this Agreement constitutes its legal, valid, binding and enforceable obligations;

(d)	the entry into and performance by it of this Agreement and the transactions contemplated by this Agreement do not and will not conflict with:

(i)	any law or regulation or any official or judicial order applicable to it;

(ii)	its constitutional documents; or

(iii)	any agreement or instrument binding upon it or any of its assets, except for any such conflict that could not, individually or in the aggregate, reasonably be expected to have a material adverse effect.;

(e)	all authorizations required or desirable:

(i)	to enable it to lawfully enter into, exercise its rights and comply with its obligations in this Agreement to which it is a party; and

(ii)	to make this Agreement admissible in evidence in its jurisdiction of incorporation,

have	been obtained or effected and are in full force and effect;

(f)	(i) the choice of New York law as the governing law of this Agreement;

(ii)	its irrevocable submission under this Agreement to the jurisdiction of the Specified Courts (as defined below);

(iii)	its agreement not to claim any immunity to which it or its assets may be entitled; and

(iv)	any judgment obtained in relation to this Agreement in New York,

will	each be recognized and enforced in its jurisdiction of incorporation;

(g)	the entry into this Agreement and the exercise by it of its rights and performance of its obligations under this Agreement will constitute private and commercial acts performed for private and commercial purposes;

(h)	it will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to this Agreement; and

(i)	the security interest of the Trustee will at all times be valid, perfected and enforceable as a first-priority security interest by the Trustee against the Grantor and all third parties in accordance with the terms of the Account Security Deed.

9.	TERMINATION

9.1	Termination

This Agreement will terminate (subject to Clause 13 (Survival)), and the Escrow Agent will be discharged from all obligations under this Agreement, upon the occurrence of any of the following events:

(a)	The Escrow Agent has distributed all of the Escrow Property pursuant to the receipt of a Transfer Instruction(s) in accordance with the terms of this Agreement; or

(b)	The Escrow Agent has resigned subject to and in accordance with Clause 15 (Resignation of Escrow Agent).

9.2	Closure of Escrow Account

On termination of this Agreement, the Escrow Agent shall promptly close the Escrow Account.

9.3	Termination Without Prejudice

Termination will be without prejudice to the completion of transactions already initiated.

10.	EXPENSES

The Grantor must on demand pay the Escrow Agent all reasonable, documented and out-of-pocket costs and expenses (including legal fees and any Tax) the Escrow Agent incurs in connection with:

(a)	the preparation, negotiation, execution or perfection of this Agreement; and/or

(b)	any amendment to, waiver of or consent under (or any evaluation of a request for the same) this Agreement; and/or

(c)	enforcement of or the preservation of any rights under this Agreement.

11.	VALUE ADDED TAX

Any amount payable under this Agreement by the Grantor is exclusive of any value added tax or a similar Tax that may be payable in connection with that amount. If any such Tax is chargeable, the Grantor must pay to the Escrow Agent (in addition to and at the same time as paying that amount) an amount equal to the amount of that Tax.

12.	TAXES

12.1	Tax gross-up

(a)	All payments to be made to the Escrow Agent under this Agreement must be made without any set-off or counterclaim and free from any deduction or withholding for or on account of any Tax;

(b)	If the Grantor is required by law to make any such deduction or withholding, it must:

(i)	pay to the Escrow Agent any additional amount as may be necessary to ensure that the Escrow Agent receives the full amount of the relevant payment as if that deduction or withholding had not been made; and

(ii)	supply promptly to the Escrow Agent evidence satisfactory to the Escrow Agent that it has accounted to the relevant Authority for the withholding or deduction.

12.2	Tax Indemnity

The Grantor must indemnify the Escrow Agent against any Tax liability that has actually been suffered by the Escrow Agent in respect of this Agreement, except for where the Tax liability is on the net income of the Escrow Agent imposed by the law of the jurisdiction under which the Escrow Agent is incorporated or treated as resident for Tax purposes, or the law of the jurisdiction in which the Escrow Agent’s lending office is located.

12.3	Deductions by Escrow Agent

The Escrow Agent is authorized to:

(a)	make all such withholdings and deductions as are required by applicable law or regulation to be made by it from any payments required to be made by it under this Agreement and to account to the relevant Authority in respect of the same; and

(b)	to retain in the Escrow Account such amount as it reasonably considers sufficient to cover any such Taxes.

13.	SURVIVAL

Clauses 7.3 (Exclusion of Liability), 7.4 (Indemnity), 10 (Expenses), 14 (Confidentiality), 20 (Rights of Third Parties) and 24 (Governing Law and Jurisdiction) will survive any termination of this Agreement or the resignation or removal of the Escrow Agent.

14.	CONFIDENTIALITY

Each Party must keep confidential any information supplied to it by or on behalf of any other Party in connection with this Agreement. However, each of the Escrow Agent and the Trustee is hereby authorized to disclose any information that it has regarding the other Parties:

(a)	to any of its Affiliates;

(b)	to any of its or its Affiliates’ service providers or professional advisers, who are under a duty of confidentiality to the discloser to keep such information confidential;

(c)	to any actual or potential transferee of its rights or obligations under this Agreement (or any of its agents or professional advisers) and any other person in connection with a transaction or potential transaction in connection with this Agreement;

(d)	to any rating agency, insurer or insurance broker, or direct or indirect provider of credit protection; or

(e)	as required by any law or Authority, including, without limitation, to any governmental or regulatory authority having jurisdiction over it.

15.	RESIGNATION OF ESCROW AGENT

(a)

Unless this Agreement is terminated earlier in accordance with the terms of this Agreement, the initial term of this Agreement will be from April 29, 2011 to May 31, 2011. The Escrow Agent may resign and be discharged from its duties or obligations under this Agreement at any time by giving ten Banking Days notice in writing of such resignation to the Grantor and the Trustee.

(b)	the Grantor, through its Authorized Signatories, will within five Banking Days of receipt of the Escrow Agent’s resignation notice, nominate and inform the Escrow Agent in writing of a replacement escrow agent (together with details of the account to which the Escrow Property will be transferred), any such replacement escrow agent to be reasonably satisfactory to the Trustee. If the Escrow Agent does not receive any nomination notice within such period, the Escrow Agent will nominate another bank or financial institution of reasonable repute and any such nomination and resulting appointment of a replacement escrow agent will be binding upon the Parties. The Parties will forthwith take all necessary steps to novate this Agreement to the replacement escrow agent or the Grantor and the Trustee will enter into another escrow agreement with such replacement agent and discharge the Escrow Agent from its obligations under this Agreement.

(c)	If the Grantor and the Trustee have not entered into any replacement escrow agreement or have failed to novate this Agreement by the expiry of five Banking Days following the Escrow Agent’s resignation notice, the Escrow Agent will be relieved of its responsibilities and liabilities under this Agreement and shall continue to hold the balance of the Escrow Property until the Grantor and the Trustee, through their Authorized Signatories, provide to the Escrow Agent details of a bank account for the Escrow Property to be remitted to.

(d)	The Grantor will pay to the Escrow Agent any fee due and owing to the Escrow Agent, plus any reasonable, documented and out-of-pocket costs and expenses the Escrow Agent reasonably incurs in connection with the transfer of the Escrow Property to the replacement escrow agent. No compensation or fees paid to the Escrow Agent hereunder will be refundable notwithstanding the resignation, replacement or other termination of the appointment of the Escrow Agent for any reason whatsoever.

16.	NOTICES

16.1	In writing

Any communication to be made under or in connection with this Agreement must be in English and shall be made in writing and, unless otherwise stated, may, subject to Clause 6 (Instructions), be made by letter or fax.

16.2	Contact details

(a)	The contact details for each Party for all communications under this Agreement are:

the Grantor:

iGATE Corporation

6528 Kaiser Drive

Fremont, California 94555

Fax number: (510) 896-3010

Attention: General Counsel

with a copy to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Fax number: (212) 446-6460

Attention: Joshua N. Korff

the Trustee:

Wilmington Trust FSB

Corporate Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, Minnesota 55402-1544

Fax number: (612) 217-5651

Attention: iGATE Corporation Administrator

Standard Chartered Bank:

1 Basinghall Ave.

London, EC2v 5DD

Fax number: +44 20 7885 8070

Attention: Robert Smith

or, as otherwise notified to the other Parties by not less than five Banking Days’ notice.

16.3	Effectiveness

(a)	Any communication or document made or delivered to the Grantor or the Trustee in connection with this Agreement will only be effective:

(i)	if by way of fax, when receipt is acknowledged by the addressee;

(ii)	if delivered personally, at the time of delivery; and

(iii)	if sent by post, three Banking Days after posting, postage prepaid.

if a particular department or officer is specified as part of its address details provided under Clause 16.2 (Contact details), if addressed to that department or officer.

(b)	Any communication or document given to the Escrow Agent will be effective only when actually received by the Escrow Agent.

16.4	English Language

(a)	Any notice given under or in connection with this Agreement must be in English.

(b)	All other documents provided under or in connection with this Agreement must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Escrow Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

17.	ASSIGNMENT

No Party may assign any of its rights or obligations under this Agreement without the prior consent of the other Parties.

18.	PARTIAL INVALIDITY

If any provision (or any part of any provision) of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions (or remaining parts of any provision) nor the legality, validity or enforceability of such provision (or parts of such provision) under the law of any other jurisdiction will in any way be affected or impaired.

19.	AMENDMENTS AND WAIVERS

19.1	Procedure

No term of this Agreement may be waived or amended except in a writing signed by all Parties.

19.2	Waivers and remedies cumulative

The failure of any Party to exercise or delay in exercising any right or remedy under this Agreement will not operate as a waiver, nor will any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

20.	RIGHTS OF THIRD PARTIES

(a)	A person who is not a party to this Agreement has no right to enjoy or enforce any benefit under it; and

(b)	the consent of any person who is not a party to this Agreement is not required to amend this Agreement.

21.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

22.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior oral or written agreements in regards thereto.

23.	THE TRUSTEE

In connection with its execution hereof and in the performance of its obligations hereunder, the Trustee shall be entitled to all of the rights, benefits, protections, indemnities and immunities afforded to it pursuant to the Indenture.

24.	GOVERNING LAW AND JURISDICTION

(a)	THIS AGREEMENT AND ANY DISPUTE ARISING HEREFROM SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES TO THIS AGREEMENT WAIVES THE RIGHT TO TRIAL BY JURY.

(b)	Each Party irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding. The Parties further agree that service of any process, summons, notice or document by mail to such Party’s address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any such court. The Parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by a duly authorized officer as of the day and year first written above.

iGATE CORPORATION, as Grantor

By:	/s/ Prashanth Idgunji
	Name:	Prashanth Idgunji
	Title:	Vice President Finance

WILMINGTON TRUST FSB, not in its individual capacity, but solely as Trustee

By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

STANDARD CHARTERED BANK, as Escrow Agent

By:	/s/ Doug Davidson
	Name:	Doug Davidson
	Title:	Director, Transaction Banking

SCHEDULE 1

FORM OF TRANSFER INSTRUCTION

To:    STANDARD CHARTERED BANK (the “Escrow Agent”)

Attention: [            ]

[            ], 2011

Re: Escrow Agreement

We refer to the Escrow Agreement dated as of April 29, 2011 among iGATE Corporation, Wilmington Trust FSB, as trustee, and the Escrow Agent (the “Escrow Agreement”). Terms defined in the Escrow Agreement have the same meaning in this notice. This is a Transfer Instruction.

The Grantor hereby requests that the Escrow Agent transfer US$[            ] of the Escrow Property from the Escrow Account by wire transfer of immediately available funds in accordance with the following wire transfer instructions:

Beneficiary Bank:	[ ]

SWIFT Code/Sort Code/(if sterling):	[ ]

Beneficiary Name:	[ ]

Account Number	[ ]

Reference:	[ ]

Amount:	[in words]

Currency:	[ ]

IBAN Number:	[ ]

IN WITNESS WHEREOF, the Grantor, through the undersigned officer, has signed this Transfer Instruction this [    ] day of [                    ], 2011.

iGATE CORPORATION

By:
Name:
Title:

ACKNOWLEDGED BY:

WILMINGTON TRUST FSB, not in its individual capacity, but solely as Trustee

By:
Name:
Title:

SCHEDULE 2

FORM OF ACQUISITION COMPLETION CERTIFICATE

This certificate, dated as of                     , 2011, is being delivered to the Escrow Agent pursuant to Clause 5.1(b) (Authorization to Release) of the Escrow Agreement dated as of April 29, 2011 (the “Escrow Agreement”), among iGATE Corporation (the “Grantor”), Standard Chartered Bank, as escrow agent (the “Escrow Agent”) and Wilmington Trust FSB, as trustee (the “Trustee”). Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement. The Grantor hereby certifies the following:

(i)	all conditions precedent (other than the payment of consideration) to the consummation of the Acquisition (including the receipt of all governmental approvals or consents necessary in connection with the Acquisition) have been satisfied or waived in accordance with the terms of the agreements governing the Acquisition;

(ii)	the Acquisition will be consummated on substantially the terms described in the Offering Memorandum substantially concurrently with the release of the Escrow Property in the amount specified in such Transfer Instruction;

(iii)	the Escrow Property will be applied, directly or through intercompany transfers, in the manner described under the caption “Use of Proceeds” of the Offering Memorandum and following such application, the Acquisition will be completed;

(iv)	no provision of any agreement governing the Acquisition has been amended or waived in a manner materially prejudicial to the Holders; and

(v)	no Default or Event of Default under the Indenture has occurred or will result from the release of the Escrow Property and application of the funds as described in clause (iii) above.

IN WITNESS WHEREOF, the Grantor, through the undersigned officer, has signed this Certificate as of the date first set out above.

iGATE CORPORATION

By:
Name:
Title:

SCHEDULE 3

FORM OF SPECIAL MANDATORY REDEMPTION CERTIFICATE

This certificate, dated as of                     , 2011, is being delivered to the Escrow Agent pursuant to Clause 5.1(c) (Authorization to Release) of the Escrow Agreement dated as of April 29, 2011 (the “Escrow Agreement”), among iGATE Corporation (the “Grantor”), Standard Chartered Bank, as escrow agent (the “Escrow Agent”) and Wilmington Trust FSB, as trustee (the “Trustee”). Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement. The Grantor hereby certifies the following:

(vi)	[the Acquisition has not been completed on or prior to May 29, 2011] [the Acquisition will not be consummated] [a Special Mandatory Redemption (as such term is defined in the Indenture) will be made in accordance with the terms and conditions of the Indenture]; and

(vii)	following the release of the Escrow Property, such Escrow Property will be applied to effect a Special Mandatory Redemption in accordance with Section 5.8 of the Indenture.

IN WITNESS WHEREOF, the Grantor, through the undersigned officer, has signed this Certificate as of the date first set out above.

iGATE CORPORATION

By:
Name:
Title:

SCHEDULE 4-1

AUTHORIZED SIGNATORIES – iGATE CORPORATION

iGATE CORPORATION

Name:	Position	Specimen signature	Email address	Phone number (Landline and mobile)

1. Phaneesh Murthy	Chief Executive Officer	*

2. Sujit Sircar	Chief Financial Officer	*

3. Prashanth Idgunji	Vice President—Finance	*

4. Mukund Srinath	Vice President Legal & Corporate Secretary	*

5. Nagesh Kumar	Senior Group Manager—Finance	*

*	Specimen signature is set forth in Annex A to this Schedule 4-1

Annex A

iGate Corporation – Specimen Signature

SCHEDULE 4-2

AUTHORIZED SIGNATORIES – TRUSTEE

WILMINGTON TRUST FSB

Name:	Position	Specimen signature	Email address	Phone number (Landline and mobile)

Jane Y. Schweiger	Vice President

Tim Mowdy	Vice President

SCHEDULE 5

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

1.1	A copy of resolution of the board of directors[1] of the Grantor:

(a)	approving the terms of, and the transactions contemplated by, this Escrow Agreement and resolving that it execute, deliver and perform the Escrow Agreement;

(b)	authorizing a specified person or persons to execute this Escrow Agreement on its behalf; and

(c)	authorizing a specified person or persons to be signatories to the Escrow Account.

1.2	A copy of the bylaws of the Trustee and duly adopted by the board of directors of the Trustee regarding the signing authority of the person or persons to execute this Escrow Agreement and a copy of an assistant secretary’s certificate authorizing a specified person or persons to be signatories to the Escrow Account.

1.3	This Escrow Agreement, duly executed by the parties thereto.

1.4	A list of authorized signatories as specified in Schedule 4.

1.5	Evidence required by the Escrow Agent to satisfy its know your customer requirements.

1.6	A copy of any other authorization or other document, opinion or assurance that the Escrow Agent considers to be necessary or desirable (if it has notified the Grantor and/or the Trustee as applicable).

[1]	Board resolution to set out: (i) approval of Agreement, (ii) Specimen signatures, (iii) who is authorized to operate the account and sign payment instructions.

SCHEDULE 6

Form of Enforcement Notice

From: The Trustee

Wilmington Trust FSB, as Trustee

Corporate Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, Minnesota 55402-1544

Fax number: (612) 217-5651

To: The Escrow Agent

Standard Chartered Bank, as Escrow Agent

1 Basinghall Ave.

London, EC2v 5DD

Fax number: +44 20 7885 8070

And: The Company

iGATE Corporation

6528 Kaiser Drive

Fremont, California 94555

Fax number: (510) 896-3010

                    , 2011

Dear Sirs,

ENFORCEMENT NOTICE

We refer to the escrow agreement dated April 29, 2011 between iGATE Corporation, Wilmington Trust FSB, as Trustee and Standard Chartered Bank, as Escrow Agent (the “Escrow Agreement”).

Capitalised terms used but not defined in this Enforcement Notice have the respective meanings specified in the Escrow Agreement.

In accordance with the terms of Clause 5.3 (Enforcement Event under the Account Security Deed) of the Escrow Agreement and the applicable provisions of the Indenture and the Account Security Deed we hereby notify you that an Enforcement Event as defined under the Account Security Deed has occurred and the Escrow Property are therefore to be [held to the order of the Trustee] [immediately transferred to the Trustee in accordance with the following wire instructions: [insert wire instructions]].

Yours faithfully

Wilmington Trust FSB,

not in its individual capacity,

but solely as Trustee

By:
Name:
Title: